Exhibit 10.35

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (“Amendment”) is entered into by and between Palisade Bio, Inc., a Delaware corporation, with current offices at 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009 (“Palisade”) and Chisholm Clinical Research Services LLC (“Consultant”). This Amendment is effective as of January 1, 2023 (the “Effective Date”). Palisade and Consultant are referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS effective as of on April 4, 2022, the Parties entered into a consulting agreement (the “Agreement”);

WHEREAS the Parties desire to amend the Agreement as provided for herein; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Amendment to Agreement. The Agreement is hereby amended as follows

(a)
Section 2 of the Agreement entitled “Services”, is hereby amended and restated in its entirety as follows:

“As requested by Palisade, Consultant agrees to provide the services as described on Schedule A attached hereto.”

(b)
Section 4(a) of the Agreement is amended as follows:

“Palisade will pay Consultant $400.00/hour billable in increments of 15 minutes.”

(c)
Schedule A to this Amendment is hereby annexed to and incorporated into the Agreement.

2. No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

3. Miscellaneous.

(a) Entire Agreement. The Agreement, as amended by this Amendment, and any schedules and exhibits thereto, sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(b) Ratification. Except as amended hereby, the terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(c) Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon the Effective Date.

(d) Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of California.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the day and year first above written.

Palisade:

Palisade Bio, Inc.

By: /s/ J.D. Finley
Name: J.D. Finley
Title: Interim Chief Executive Officer and Chief Financial Officer

Consultant:

Chisholm Clinical Research Services LLC

By: /s/ Herbert Slade
Name: Herbert B. Slade, MD
Title: Manager